Exhibit 5.1

August  14,  1997
Individual,  Inc.
8  New  England  Executive  Park  West
Burlington,  MA    01803

Re:        Registration Statement on Form S-8 (including Reoffer Prospectus on
Form S-3) Relating to the Amended and Restated 1989 Stock Option Plan, ClariNet 1995 Incentive Stock Option Plan, and ClariNet 1996 Stock Option Plan (collectively, the "Plans"), and the Selling Officer Shares of Individual, Inc. (the "Company")
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Dear  Sir  or  Madam:

     Reference is made to the above-captioned Registration Statement on Form S-8 (including Reoffer Prospectus on Form S-3) (the "Registration Statement") filed by the Company on or about August 14, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 1,738,966 shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the Plans (the "Shares").

     We have examined, are familiar with, and have relied as to factual matters solely upon copies of the Plans, the Third Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the respective Plans, the terms of any option or purchase right grant thereunder duly authorized by the Company's Board of Directors or Compensation Committee and/or any related agreements with the Company, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                       Very  truly  yours,


                       /s/  Testa,  Hurwitz  &  Thibeault,  LLP


                       TESTA,  HURWITZ  &  THIBEAULT,  LLP